SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006

Gateway, Inc.

(Exact Name of Registrant as Specified in Charter)

0-22784

(State or Other Jurisdiction of Incorporation)

Delaware	42-1249184
(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 471-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As of February 8, 2006, Gateway, Inc. (“Gateway”) entered into a Separation Agreement (the “Separation Agreement”) with Wayne R. Inouye in connection with his resignation as Chief Executive Officer, President and director of Gateway and its subsidiaries and affiliates.

Pursuant to the Separation Agreement, in exchange for a general release of any claims against Gateway, Mr. Inouye will receive (a) a cash payment equal to $720,000 (representing one year of base salary), and (b) if Gateway pays bonuses to its executives with respect to the first quarter of 2006, a pro rata portion of the bonus Mr. Inouye would have received under the bonus plan. Stock options held by Mr. Inouye, which are all fully vested, are exercisable for ninety (90) days following his resignation, in accordance with their terms. Mr. Inouye has agreed not to compete with Gateway through December 31, 2006. Gateway will maintain, at its expense, health insurance for Mr. Inouye and his spouse for (3) three years after the termination of his employment.

Item 1.02	Termination of a Material Definitive Agreement

As a result of his resignation, the Employment Agreement dated January 30, 2004, between Mr. Inouye and Gateway terminated as of February 8, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 8, 2006, Mr. Inouye resigned from his positions as Chief Executive Officer, President and director of Gateway.

On February 8, 2006, the Board appointed its Chairman of the Board, Richard D. Snyder, age 47, as Interim Chief Executive Officer. Mr. Snyder has been a director of Gateway since 1991 when he joined Gateway as Executive Vice President. In January 1996, Mr. Snyder was promoted to President and Chief Operating Officer, a position he held until leaving Gateway as an employee in August 1997. Mr. Snyder was appointed Chairman of the Board on May 19, 2005. Because of his appointment as Interim Chief Executive Officer, Mr. Snyder is stepping down from his positions on the Board’s Audit Committee and Corporate Governance & Nominating Committee. There is no arrangement or understanding pursuant to which Mr. Snyder was selected as a director, and there are no related party transactions between Gateway and Mr. Snyder reportable under Item 404(a) of Regulation S-K.

Since 2000, Mr. Snyder has served as Chief Executive Officer of Ardesta, LLC, a company specializing in small technology products. Mr. Snyder also serves on the boards of various portfolio companies of Ardesta and Avalon Technology. In addition, he is a member of the University of Michigan’s LS&A National Advisory Committee, the Samuel Zell & Robert H. Lurie Institute for Entrepreneurial Studies Advisory Board, the University of Michigan’s Technology Transfer National Advisory Committee, the Henry Ford Board of Trustees, The Nature Conservancy Michigan Chapter, the Board of the Sphinx Organization and is Chairman of Ann Arbor SPARK.

In related actions, the Board appointed current director George H. Krauss to Gateway’s Audit Committee, and appointed current director Janet M. Clarke as Chairwoman of Gateway’s Corporate Governance & Nominating Committee to fill the vacancies created by Mr. Snyder’s appointment as Interim Chief Executive Officer.

At this time, the terms of Mr. Snyder’s employment arrangement with Gateway have not been determined. Gateway will file an amendment to this Form 8-K when such arrangement has been determined.

A copy of Gateway’s press release announcing Mr. Inouye’s resignation and the appointments of Mr. Snyder, Ms. Clarke and Mr. Krauss is attached as Exhibit 99 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99	Press release dated February 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2006	GATEWAY, INC.

	By:	/s/ MICHAEL R. TYLER
		Name:	Michael R. Tyler
		Title:	Senior Vice President, Chief Legal and Administrative Officer